EXHIBIT 10.1

ASSIGNMENT AND ASSUMPTION OF LEASE

This ASSIGNMENT AND ASSUMPTION OF LEASE (“Assignment”) is made as of the 8th day of May, 2006 (“Effective Date”), by and between B.G. ASSOCIATES, INC., an Arizona corporation (“Assignor”), and POORE BROTHERS, INC., a Delaware corporation (“Assignee”).

RECITALS

1.             Assignor is the tenant under The 5050 Building Lease Agreement entered into by and between 5050 North 40th St., L.L.C., an Arizona limited liability company, and Assignor, as of November 22, 2000, attached as Exhibit A hereto, as amended by the First Amendment to The 5050 Building Lease Agreement entered into by and between REG Phoenix, LLC, as successor in interest to 5050 North 40th St., L.L.C., and Assignor, as of November 5, 2005, attached as Exhibit B hereto (collectively the “Lease”).

2.             Assignor desires to assign its rights and obligations under the Lease to Assignee and Assignee desires to assume Assignor’s rights and obligations under the Lease.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.             Assignment of Lease. Assignor hereby assigns to Assignee all of Assignor’s rights and obligations under the Lease arising as of and after the Effective Date.

2.             Assumption of Obligations. Assignee hereby assumes from Assignor all of Assignor’s rights and obligations under the Lease and agrees to fully and timely perform all of Assignor’s obligations under the Lease arising as of and after the Effective Date.

3.             Indemnity by Assignor. Assignor agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) asserted against or suffered or incurred by Assignee as a result of or in connection with any liabilities or obligations arising under or related to the Lease and pertaining to periods prior to the Effective Date.

4.             Indemnity by Assignee. Assignee agrees to indemnify, defend and hold harmless Assignor from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) asserted against or suffered or incurred by Assignor as a result of or in connection with any liabilities or obligations arising under or relating to the Lease and pertaining to periods from and after the Effective Date.

5.             Joint Representation. Assignor and Assignee hereby acknowledge that The Henderson Law Firm has prepared this Assignment on behalf of both parties and that each has had the opportunity to retain separate counsel to review this Assignment. Assignor and Assignee hereby consent to the joint representation of both parties by The Henderson Law Firm in connection with the preparation of this Assignment.

6.             Successors and Assigns. Subject to the provisions of the Lease, this Assignment shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

7.             Attorneys’ Fees. If there is any action or suit brought by a party hereto against another party hereunder by reason of any alleged breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, the prevailing party shall be entitled to recover from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

8.             Governing Law. This Assignment shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Arizona.

9.             Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Effective Date.

“Assignor”	B.G. ASSOCIATES, INC.,
an Arizona corporation

By:
Name:
Title:

“Assignee”	POORE BROTHERS, INC.,
a Delaware corporation

By:
Name:
Title:

CONSENT BY LANDLORD

REG Phoenix, LLC, an Arizona limited liability company, without waiving any of its rights as landlord under the Lease, hereby consents to this Assignment.

REG PHOENIX, L.L.C.,
an Arizona limited liability company

By:
Name:
Title:

EXHIBIT A

THE 5050 BUILDING LEASE AGREEMENT

THIS LEASE AGREEMENT, dated this 22nd day of November, 2000 (this “Lease”), is entered into between 5050 NORTH 40TH ST., L.L.C., an Arizona limited liability company (“Landlord”), and B.G. ASSOCIATES, INC., an Arizona corporation (“Tenant”).

ARTICLE 1. PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and conditions herein set forth, the premises designated as Suite 300 and cross-hatched on Exhibit A attached hereto and made a part hereof (the “Premises”), consisting of approximately 5,602 square feet of rentable area measured according to BOMA standards within that certain building known as The 5050 Building and situated at 5050 North 40th Street, Phoenix, Arizona (the “Building”), The measurement of the rentable area of the Premises is made according to the definition of such area employed by the Building Owners and Managers Association.

ARTICLE 2. TERM

The Term of this Lease shall be five (5) years commencing on the date that is not later than the 1st day of February, 2001 (the “Commencement Date”) and ending on the 31st day of January, 2006 (the “Termination Date”), Commencement of this Lease is conditioned, and Tenant acknowledges that this Lease is conditioned, upon the successful termination of the lease agreement of the Premises to Ceridian Corporation, as successor to Matthews, Malone & Associates. If this prior lease agreement is not terminated by December 1, 2000, this Lease shall be void as if never made in the first instance. In the event the termination and the tenant improvements for the Premises are completed prior to February 1, 2001, in that event the Commencement Date shall be the date upon which Landlord delivers keys to the Premises to Tenant along with a copy of the Premises’ certificate of occupancy; provided, Landlord shall provide at least one (1) business day notice of the intention to make such delivery. Subject to the provisions of Article 26, notwithstanding anything herein to the contrary, the rights of Tenant hereunder are wholly derivative of the rights of Landlord under the Ground Lease (as defined below), including the rights of occupancy of the Premises.

ARTICLE 3. RENT

Tenant shall pay to Landlord, as fixed rent for the Premises during the Term of this Lease, the total sum of Six Hundred Sixty Three Thousand Eight Hundred Thirty Seven Dollars ($663,837) over the five (5) year term of this Lease, based upon the rate of Twenty-Three Dollars and Fifty Cents ($23.50) per square foot within the Premises for each of the first three years of the Term, yielding annual rent of $131,647 plus applicable tax, in monthly installments, and Twenty-Four Dollars ($24.00) per square foot within the Premises for the fourth and fifth years of the Term, yielding annual rent for each of those years of $134,448, plus applicable tax. Rent is due on or before the first day of each calendar month, commencing on the commencement date; provided, however, the first month’s rent shall be paid by Tenant upon execution of this Lease.

Rent due for a period of less than a full month shall be prorated on the basis of a thirty (30) day month. Rent shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America and shall be paid to Landlord at the address designated herein or at such other place as Landlord may, from time to time, designate. Tenant shall also pay to Landlord with the payments of rent above required, as additional rent, any privilege, excise, sales, gross proceeds, rent or other tax now or hereafter levied, assessed or imposed, directly or indirectly, by any governmental authority upon any rent or other payments required by this Lease.

ARTICLE 4. SECURITY DEPOSIT

Tenant shall deposit with Landlord or its agent the sum of Twenty One Thousand Nine Hundred Forty-One and no/100 Dollars ($21,941), as partial security for Tenant’s full and faithful performance of each and every term, condition, covenant and provision of this Lease. Thereafter, in the event Tenant defaults in the performance of any term, condition, covenant or provision hereof, following the applicable Tenant cure period’s lapse, Landlord may use, apply or retain the whole or any part of such Security Deposit for the payment of any rent or other charge in default or for the payment of any other sum which Landlord may incur or for which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer because of Tenant’s default. Under no circumstances shall the Security Deposit be deemed to be the last month’s rent payable hereunder.

Any use, application or retention of the Security Deposit by Landlord shall be in addition to, and not in substitution of or as an alternative to, any other rights or remedies Landlord may have at law or under this Lease, shall not prevent Landlord from pursuing its other rights and remedies hereunder or at law or equity, and shall not prevent Landlord from recovering damages in case of default(s) in excess of the amount of the Security Deposit used, applied or retained. If any portion of the Security Deposit is so used, applied or retained, then, not later than ten (10) days after notice to Tenant; Tenant shall deposit a sufficient sum in cash with Landlord to restore the Security Deposit to the full amount initially deposited, and Tenant’s failure to do so shall be a material breach of this Lease.

If Tenant, at the end of the Term hereof, including extensions and holdover periods, if any, and after vacating the Premises shall have fully and faithfully complied with all of the terms and provisions of this Lease, the Security Deposit or any balance thereof not used, applied or retained by Landlord hereunder within thirty (30) days of the date of Tenant’s compliance, shall be returned to Tenant, or at Landlord’s option, to the last assignee of Tenant’s interest hereunder. No interest or other payment shall be made to Tenant on or for the use of the Security Deposit nor shall any trust relationship be created by the deposit of the Security Deposit. Tenant agrees that if Landlord shall sell or otherwise dispose of the Building, Landlord shall be relieved of its obligation to return the Security Deposit provided that Landlord’s transferee assumes in writing the obligations of Landlord with respect to such Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general funds. Notwithstanding the first sentence of this paragraph, should Tenant timely exercise its option to renew, Landlord shall reduce the balance of the Security Deposit to one (1) month’s rent, and shall return the excess to Tenant within thirty (30) days of Tenant’s commencement of the extension period.

ARTICLE 5. RENTAL ADJUSTMENT

For the purpose of this Article the terms herein are defined as follows:

Expense Statement: An annual statement from Landlord setting forth the actual Direct Expenses for the Building for the calendar year ending on the prior December 31 and Tenant’s Proportionate Share thereof and setting forth the estimated Direct Expenses that will be incurred by Landlord for the Building during the current calendar year ending on the next following December 31 and Tenant’s Proportionate Share thereof.

Tenant’s Proportionate Share: Additional rent in an amount equal to Seven and eighty-two hundredths (7.82%) of the amount of Direct Expenses that exceed the amount of Direct Expenses for the Base Year, as defined herein. In determining Tenant’s Proportionate Share, Landlord uses a load factor of 12.5%.

Direct Expenses: All direct costs of operation and maintenance of the Building, parking areas and adjoining property, which shall include, but shall not be limited to, the following costs: real property taxes and assessments, personal property taxes levied on equipment, fixtures and other property of Landlord located in the Building and used in connection with the operation thereof, and any other taxes imposed by any federal, state, county, municipal or other governmental entity, whether assessed against Landlord and/or Tenant (except any tax payable by Tenant pursuant to Articles 3 and 46); water and sewer charges; insurance premiums for reasonable and customary insurance, including, but not limited to, fire and other casualty insurance and public liability insurance; utility expenses, including, without limitation, expenses for gas, electricity and telephone; janitorial expenses; expenses for landscaping and other services; reasonable and customary costs incurred in the management of the Building, including, without limitation, management fees, air conditioning maintenance and repair and elevator maintenance and repair, the costs of supplies, materials, equipment and tools used in the operation of the Building and adjoining areas, the wages and salaries of employees used in the management, operation, and maintenance of the Building; and taxes (other than net income taxes) or assessments of any type whether or not now customary or within the contemplation of the parties hereto, including expenditures for improvements normally designated as capital improvements, which are imposed or required by or result from statutes or regulations, or interpretations thereof implemented after the date hereof, and promulgated by any federal, state, county, municipal or other governmental body or agency of any type performing any governmental or other function (including, but not limited to, the Environmental Protection Agency and the authority administering the Occupational Safety and Health Act, or any successor agencies performing the same or similar functions); provided, however, the cost of any such capital improvements made necessary by the actions of any governmental authority shall be amortized over the useful life to Landlord of such improvement according to sound accounting practice and only the portion of such amortization applicable to any calendar year or if applicable any partial calendar year, shall be included as a Direct Expense for such calendar year or partial calendar year.

Except as above provided, Direct Expenses shall not include any of the following: (a) cost incurred in connection with construction or refurbishing of the Building, except as provided In the preceding paragraph and except that refurbishment of the common areas of the Building shall be included in Direct Expenses as follows: (i) if such refurbishments are less than $5,000 in a calendar year, such refurbishment expenses shall be entirely included in Direct Expenses for such year, and (ii) if such refurbishment expenses in a calendar year are $5,000 or more, the cost of any such refurbishments shall be amortized over the useful life to Landlord of such improvement (but in all events over no less than five years) according to sound accounting practice and only the portion of such amortization applicable to any calendar year shall be included as a Direct Expense for such calendar year; (b) cost of leasehold/ construction improvements for Tenant or any other tenant including changes, additions, repairs, replacements, alterations, painting, decorating or other costs to the Premises, the premises of other tenants or in preparation for a tenant’s new or continued occupancy; (c) legal fees, space planning fees, architectural fees, engineering fees, real estate commissions, marketing, advertising or any expenses incurred in connection with the development of or leasing of the Building; (d) any cost included in operation expenses (including management fees) representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid absent such relationship; (e) cost of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building or the improvements located on the Building; (f) cost associated with the operation of the business of the legal entity which constitutes Landlord as the same is separate and apart from the cost and operation of the Building, including legal entity formation, internal equity account and legal matters; (g) costs of disputes between Landlord and any third party; (h) the cost of any disputes between Landlord and any employee or agent of Landlord; (i) cost of defending any lawsuits with mortgagees or ground lessors; (j) any late fees, penalties, interest charges or similar fees; (k) interest, principal payments and other costs of any indebtedness and rental under any ground lease or other underlying lease; (l) any debt losses, rent losses or reserves for bad debt; (m) the cost for any repair resulting from casualty and condemnation of the Premises or Building that is reimbursed by insurance proceeds; (n) income, excess profits or franchise taxes or other such taxes imposed on income of Landlord from the operation of the Building other than the taxes described in Sections 3 and 46 or the taxes described in the preceding paragraph; (o) wages, costs and salaries associated with home office and off-site employees, except when they provide professional services which would otherwise be provided by outside professionals; (p) the cost of any items for which the Landlord is reimbursed by insurance proceeds, condemnation awards, a tenant or otherwise except through the participation of Tenant; (q) legal expenses arising out of the construction, occupancy or maintenance of the Building or the enforcement of the provisions of any agreements affecting the Building, including this Lease; and (r) unrecovered expenses resulting from the gross negligence or willful misconduct of the Landlord, its agents, servants or employees.

Base Year: Calendar Year 2001; if Tenant exercises its option to renew, the Base Year for the extension period shall be calendar year 2006. In all events, if during any calendar year (including calendar year 2001), the Building is less than fully occupied, to determine Tenant’s Proportionate Share, Direct Expenses fluctuating with Building occupancy shall be “grossed up” to the amount, using commercially reasonable projections, that normally would be expected if the Building were 95% occupied for that entire year.

Landlord shall endeavor to give to Tenant on or before April 1 of each calendar year throughout the Term of the Lease, an Expense Statement as set forth herein, but Landlord’s failure to provide Tenant with an Expense Statement by said dates shall not constitute a waiver by Landlord of its right to require payment by Tenant of Tenant’s Proportionate Share of estimated Direct Expenses or actual Direct Expenses.

Tenant’s Proportionate Share of estimated Direct Expenses for the calendar year in which the Expense Statement is received shall be divided by 12 and one such installment shall be paid concurrently with each rental payment thereafter until receipt by Tenant of the next Expense Statement. In addition, Tenant shall pay in full concurrently with the first monthly rent payment due following receipt of the Expense Statement an amount equal to the excess of the monthly installment required to be paid under the most current Expense Statement over the monthly installment made under the preceding Expense Statement (if any) multiplied by the number of months elapsing from January through the month in which the Expense Statement is received by Tenant.

If Tenant’s Proportionate Share exceeds the payments made by Tenant for that calendar year, then concurrently with the first monthly rent payment due following receipt by Tenant of the Expense Statement, Tenant shall pay in full an amount equal to such excess. If Tenant’s Proportionate Share as shown on the Expense Statement is less than the payments made by Tenant for that calendar year, the amount of such overpayment shall be credited against the next monthly rent payment(s) falling due.

Even though the Term has expired and the Tenant has vacated the Premises when the final determination is made of Tenant’s Proportionate Share for the calendar year in which the Lease expires, Tenant shall promptly following written demand pay the amount by which Tenant’s Proportionate Share obligation for the portion of such year in which Tenant was in occupancy exceeds the estimated payments made by Tenant for that calendar year; conversely, any overpayment made shall be promptly rebated by Landlord to Tenant. If Tenant elects at its sole expense to audit Landlord’s books and records pertaining to Direct Expenses, such audit: (i) shall cover a period not longer than the current and immediately preceding calendar years; (ii) shall be performed at Landlord’s office for retaining such records; and (iii) accountant’s reports and worksheets shall be provided at no expense to Landlord for Landlord’s examination; provided, however, if Landlord’s Expense Statement is off by more than five percent (5%), Landlord shall pay for the cost of such audit.

Notwithstanding anything to the contrary contained in this Article, Tenant’s rental payment shall in no event be less than the rent specified in Article 3 hereof. Expense Statements shall be prepared in accordance with generally recognized and established accounting practices and each such annual determination and statement, certified by Landlord, subject to Tenant’s foregoing audit rights, shall be final and conclusive on both parties.

ARTICLE 6. COMPLETION OF PREMISES

Landlord shall pay for Tenant’s tenant improvements up to Ten Dollars ($10.00) per rentable square foot in the Premises. The contract for those improvements shall be subject to Tenant’s approval, which shall not unreasonably be withheld, delayed or conditioned. If Tenant does not approve (or give written reasons for its disapproval of) the contract within three (3) business days after Landlord delivers it to Tenant, Tenant agrees that the Commencement Date shall be delayed one (1) day for each day thereafter that Tenant delays its approval of the contract. The parties acknowledge and agree that no costs for tenant improvements shall be charged to Tenant unless both Landlord and Tenant approve in writing any such charge, which approvals shall not be unreasonably withheld or delayed.

Any additional interior improvements, additions or alterations required by Tenant and approved by Landlord shall be furnished and installed at Tenant’s sole cost and expense. Any such additional work which is normally furnished and installed by the construction trades shall be furnished and installed by Landlord’s general contractor or other contractor employed by Landlord at such cost and on such terms as shall have been agreed to between Landlord and Tenant.

In order for Landlord to prepare the necessary construction plans required to accomplish the Completion of the Premises, including the building standard tenant improvements hereinabove described, as well as any additional construction work required by Tenant, Tenant shall, within ten (10) days following the execution of this Lease, furnish to Landlord in writing such full and complete information as will be required to complete said construction plans. Said full and complete information shall include, without limitation, the following details:

(a)           Exact location of telephone and electrical outlets.

(b)           Interior wall finish specifications.

(c)           Detailed plans and specifications of all non-standard construction work to be accomplished within the Premises by Landlord’s general contractor or other contractor employed by Landlord.

All work to be performed on the Premises which is not within the scope of work normally performed by the construction trades, such as the furnishing and installing of furniture, telephones, office equipment, etc., shall be furnished and installed by Tenant at Tenant’s expense. Agents, contractors and employees obtained by Tenant to accomplish such non-construction installations shall be subject to Landlord’s approval and to the administrative supervision of Landlord’s general contractor. Landlord shall allow access to the Premises during the construction of the Premises during the last two weeks preceding commencement of the Lease Term to Tenant’s agents, contractors and employees for the purpose of enabling Tenant to prepare the Premises for Tenant’s use and occupancy. All such non-construction work performed by Tenant’s agents, contractors or employees shall be accomplished in such a manner as not to interfere unreasonably with or delay the work of Landlord’s general contractor in the completion of the Premises.

Tenant agrees that in the event Tenant shall have failed by the time hereinabove specified to furnish Landlord with the necessary information to complete the Premises or should Tenant, its agents, contractors or employees otherwise cause delay in Landlord’s preparation of the Premises, thereby delaying Tenant’s occupancy of the Premises beyond the Commencement Date, then Landlord may at its option require Tenant to commence payment of rental on the stated Commencement Date of the Lease.

ARTICLE 7. POSSESSION

If Landlord, for any reason whatsoever, except for that reason noted in the final paragraph of Article 6, cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable (except as hereinafter provided) nor shall Tenant have a claim for any loss or damage resulting therefrom, but as Tenant’s sole remedy, all rent due hereunder shall be abated during the period between the Commencement Date and the time when Landlord delivers possession, and the first day of the Term of this Lease and the final day of the Term of this Lease shall both be extended by a period equal to the period of such delay. If Landlord shall not have delivered possession of the Premises by May 1, 2001, Tenant shall have the option to cancel this Lease on or before June 1, 2001, by giving ten (10) days’ written notice to Landlord, in which event (a) this Lease shall be null and void and of no further force or effect and except as stated in (b), neither Landlord nor Tenant shall have further liability or obligation to the other hereunder, and (b) Landlord shall pay Tenant’s rent at its present location (as of the date hereof) for the month of May, 2001, as Tenant’s liquidated damages, so long as the reason for the delay beyond May 1, 2001, is not due to a breach by Tenant of Article 6 above. For purposes of this Article 7, “possession of the Premises” shall be deemed to occur when the tenant improvements contemplated by Article 6 are completed and a copy of a certificate of occupancy therefor has been delivered to Tenant.

ARTICLE 8. USE OF PREMISES

The Premises are to be used for general office use and for no other purpose or purposes (the “Permitted Use”) without the prior written consent of Landlord in Landlord’s sole discretion.

Tenant shall not do or permit anything to be done in or about the Premises which will in any way increase the risk of fire to the Premises beyond that inherent or reasonably necessary to the Permitted Use, nor keep or bring anything therein which will in any way increase the existing rate of or affect any policy of fire, extended coverage or any other insurance covering the Building or any of its contents, or cause a cancellation of any of the same. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or maintain or permit any nuisance in, on or about the Premises or permit anything to be done which may injure or damage the Premises. Tenant shall not damage, deface or commit or suffer to be committed any waste in or upon the Premises.

As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, any dangerous or poisonous substances, chemicals, drugs or materials, and including any substances defined as or Included in the definition of “hazardous substances”, “hazardous wastes”, “infectious wastes”, “hazardous materials”, “toxic substances”, “dangerous substances”, “poisonous substances” or “controlled substances” now or subsequently regulated, controlled or prohibited under any federal, state or local laws, statutes, ordinances, orders or regulations (collectively “Hazardous Materials Laws”) including, without limitation, oil, petroleum-based products, paints, poisons, harmful drugs, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Premises by Tenant, its affiliates, agents, employees, contractors, sublessees, assignees, except only for such Hazardous Material as is necessary to and commonly used in Tenant’s business and the industry with which Tenant’s business is associated, as Tenant is licensed and legally authorized to handle and as is permitted under and subject to the terms and conditions of this Lease including without limitation the permitted use of the Premises set forth in this Lease. Any Hazardous Material necessary to Tenant’s business as permitted by and subject to the permitted use set forth above in this Lease shall in each and every instance be utilized, handled, transported, stored, used, held and disposed of in a safe, harmless, nontoxic and proper manner and further in a manner which compiles with all Hazardous Materials Laws whether now or hereafter existing.

Tenant shall and does hereby indemnify, defend and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of any of the provisions, terms or agreements of this Article by Tenant, its affiliates, agents, employees, contractors, sublessees or assignees.

In the event that Hazardous Materials are discovered upon, in, or under the Premises as a result of the actions of Tenant or its assignees, sublessees or Premises occupants after the Commencement Date or arising from Tenant’s fixturizing the Premises prior thereto, and any governmental agency or entity having Jurisdiction over the Building requires the removal or disposal of such Hazardous Materials, or any remediation of any discharge of or contamination by any such Hazardous Materials, Tenant shall be solely responsible for removing those Hazardous Materials or remediating any unlawful discharge or contamination of or from any Hazardous Materials arising out of or related to the use or occupancy of the Premises or Building by Tenant or its affiliates, agents, employees, contractors, sublessees or assignees. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises or the Building without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to protect Landlord’s interest with respect thereto. Tenant Immediately shall notify Landlord in writing of any of the following of which Tenant has knowledge: (j) any spill, release, discharge, disposal or contamination of or by any Hazardous Material in, on or under the Premises, the Building or any portion thereof; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any Hazardous Materials Laws; (iii) any claim made or threatened by any person against Tenant, the Premises, or the Building relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on, under or about or removed from the Premises or the Building, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Building or the Permitted Use. Without limiting the foregoing indemnity, Tenant shall be responsible to pay for, or reimburse Landlord for, the cost of any investigations, studies, cleanup or corrective action initiated or undertaken on account of any action or inaction of Tenant in violation of any Hazardous Materials Laws at or affecting the Premises and/or Building. Further, Landlord reserves the right to enter into and upon the Premises from time to time with or without notice for purposes of inspecting, reviewing, analyzing or checking the Premises and in the event that Landlord shall determine the same to be necessary or desirable, Landlord may from time to time commission and cause to be made or conducted such studies, reports, tests, samples, inspections, monitoring, remediation, removals and/or disposals of or relating to Hazardous Materials or actual, threatened or potential contamination by or from Hazardous Materials as Landlord shall deem reasonably necessary, the cost of which shall be paid by Tenant if Tenant is otherwise liable therefor hereunder.

ARTICLE 9. COMPLIANCE WITH LAW

Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force governing the Premises and Tenant’s parking stalls or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts, but including the Americans With Disabilities Act and all state and local statutes and regulations of similar import.

ARTICLE 10. RULES AND REGULATIONS

Landlord has established Building Rules and Regulations which are attached to this Lease as Exhibit B. Landlord may from time to time make such modifications, additions and deletions in the Building Rules and Regulations as in the sole judgment of Landlord are necessary or convenient for the management and operation of the Building, so long as such modifications, additions and deletions (i) are consistent with current comparable office building operation conventions, (ii) do not increase Tenant’s obligations or conflict with express provisions of this Lease, or (iii) are not enforced in a discriminatory manner. Landlord shall notify Tenant from time to time of modifications, additions, or deletions in the Building Rules and Regulations, and any such modification, addition, or deletion shall be effective after Landlord gives five (5) days’ written notice thereof to Tenant; provided, however, if an emergency arises which in the sole judgment of Landlord makes it impracticable to give five (5) days’ written notice, such modification, addition, or deletion shall become effective immediately upon implementation by Landlord, with the written notice to be subsequently given. Tenant agrees to faithfully observe and comply with the Building Rules and Regulations and all modifications, additions or deletions thereto and the breach of any Building Rule and Regulation by Tenants shall constitute a material breach of this Lease. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any such Building Rules and Regulations, but the Building Rules and Regulations from time to time in effect shall be uniformly applicable to all tenants and occupants similarly situated.

ARTICLE 11. ALTERATIONS

Tenant shall not make or permit to be made any alterations, additions, improvements, or installations at the Premises or any part thereof without the prior written consent of Landlord, which consent shall not unreasonably be withheld so long as such activities are not structural and do not impact the Building’s utility systems. Any alterations, additions, improvements, or installations to or of the Premises, except movable furniture and trade fixtures, shall at once become a part of the realty and belong to Landlord. In the event Landlord consents to alterations, additions, improvements, or installations, pursuant to this Article, the same shall be made by Tenant at Tenant’s sole cost and expense and selection by Tenant of any person or entity to construct or install the same shall be subject to the prior written consent of Landlord, which consent may be conditioned upon (1) Tenant, providing Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of all of such alterations, additions, improvements or installations and (2) acquisition by Tenant of all permits needed to authorize such alterations, additions, improvements or installations from the appropriate governmental agencies, furnishing a copy thereof to Landlord at least ten (10) days prior to the commencement of such work and complying with all of the conditions of such permits in a prompt manner. It shall be a material breach hereof for Tenant to make any alterations, additions, improvements or installations without the prior consent of Landlord, and in addition to any other remedies Landlord may have, Landlord may require that Tenant remove any or all of the same within thirty (30) days of receipt by Tenant of a notice demanding such removal. Upon the expiration or sooner termination of the Term hereof and upon demand by Landlord, Tenant, at Tenant’s sole cost and expense, shall forthwith and with all due diligence remove any such alterations, additions, improvements, or installations designated by Landlord to be removed and repair any damage to the Premises caused by such removal.

ARTICLE 12. REPAIRS

Tenant and its agents shall have been given full opportunity to inspect and examine the Premises and, by entry hereunder, Tenant accepts the Premises in its present “as is” condition and without any warranty as to the condition of the Premises or the Building. Tenant shall, at Tenant’s sole cost and expense, keep the Premises and every part thereof in good condition and repair, ordinary wear and tear and damage thereto by fire, earthquake, act of God or the elements excepted. If Tenant does not commence such repairs after Landlord’s written demand for same and the passage of five (5) business days, except in an emergency affecting other tenants of the Building (in which event Tenant shall immediately commence repairs), Landlord may make such repairs and Tenant shall pay the costs thereof and any accrued interest thereon upon demand. Tenant hereby waives all rights to make repairs at the expense of Landlord as provided by any law, statute or ordinance now or hereafter in effect.

Landlord shall, at Landlord’s expense, keep the structural portion, roof and parking lot of the Building in good order, condition and repair; provided, however, that in the event any damage to the structural portion of the Building is caused by the acts or omissions of Tenant, its agents, contractors or employees, Landlord shall, at Tenant’s sole cost and expense, complete the repairs necessary to place the Building in good order, condition and repair and Tenant shall pay the costs thereof upon demand.

Upon the expiration or sooner termination of the Term hereof, Tenant shall surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear and damage thereto by fire, earthquake, act of God or the elements excepted.

ARTICLE 13. ABANDONMENT

Tenant shall not vacate or abandon the Premises at any time prior to the expiration or earlier termination of the Term hereof. In the event Tenant shall abandon, vacate or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to have been abandoned. The absence of Tenant for a period of thirty (30) consecutive days during the Term of this Lease shall automatically be deemed an abandonment of the Premises, and such period of absence shall be the exclusive test for a determination that Tenant has vacated or abandoned the Premises.

ARTICLE 14. LIENS

Tenant shall keep the Premises and the Building free from any vendor’s, mechanic’s, materialmen’s or like liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Landlord shall have the right at all times to post notices of non-responsibility on the Premises and record verified copies thereof in connection with all work of any kind upon the Premises.

ARTICLE 15. ASSIGNMENT AND SUBLETTING

Neither Tenant nor anyone claiming by, through or under Tenant shall assign, transfer, mortgage, pledge, hypothecate or encumber this Lease, or any interest therein, nor sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or permit any other person (the agents and servants of Tenant excepted) to occupy or use the Premises or any part thereof (a “Transfer”), without the prior written consent of Landlord. Notwithstanding the foregoing, it shall not be deemed a Transfer if Tenant permits persons not employed by Tenant to occupy up to two (2) of Tenant’s offices and Tenant’s conference room from time to time; therefore Tenant shall be jointly and severally responsible with such occupants under Articles 8 through 12, inclusive, for the activities of such occupants. A consent to one Transfer shall not be deemed a consent to any subsequent Transfer and no such Transfer shall relieve Tenant of any liability or obligation hereunder. Any of the foregoing acts without Landlord’s consent shall be void and shall constitute a default of Tenant under this Lease. Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with any Transfer or request for consent to Transfer. If Tenant requests an assignment or sublease of the entire Premises, Landlord shall have the right, without obligation, to terminate this Lease and to enter into a direct lease with the proposed assignee or subtenant; upon the commencement date of the new tenancy, Tenant’s obligations hereunder (and Guarantors’ obligations under the Lease Guaranty) shall cease.

In no event shall this Lease or any interest therein be assigned or assignable by operation of law without the prior written consent of Landlord or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings. If a sublease of a portion of the Premises results in a higher per-square foot rent from the sublessee to Tenant that the then-current fixed rent reserved herein for the same space, Tenant shall pay one-half of such excess to Landlord.

In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting or pursuing any remedies against said assignee or successor. Landlord may consent to subsequent Transfers of this Lease or amendments or modifications to this Lease with assignees or successors of Tenant without prior or subsequent notice to Tenant, and without obtaining its or their consent thereof, and such action shall not relieve Tenant of any liability or obligation under this Lease.

ARTICLE 16. INDEMNIFICATION OF PARTIES: INSURANCE

Tenant agrees to indemnify Landlord against, and hold Landlord, the Premises and the Building free and harmless from, any and all penalties, costs, expenses (including attorneys’ fees), claims, demands and causes of action, including imputed negligence due to ownership of the Building, arising out of or in connection with (a) any accident or other occurrence in or on the facilities (including, without limiting the generality of the term “facilities,” stairways, passageways or hallways) the use of which Tenant may have in conjunction with other tenants of the Building, when such injury or damage shall be caused in part or in whole by the act or omission of Tenant, its agents, contractors, servants, employees, licensees, permittees and clients, (b) the condition of, or any defect in, the Premises or any part thereof or any improvements thereof, to the extent caused by Tenant or its agents, contractors, servants, employees, licensees, permittees, clients, assignees, sublessees and Premises occupants, (c) the condition of, or any defect in, Tenant’s fixtures or equipment or any part thereof, (d) the use or occupancy of the Premises by Tenant or any tenant of Tenant, or (e) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease.

If any action or proceeding be brought against Landlord for any of the foregoing reasons, Tenant, upon notice from Landlord shall defend the same at Tenant’s expense by counsel satisfactory to Landlord.

Tenant shall at its own costs and expense procure and maintain during the entire Term and any extensions thereof, workmen’s compensation insurance as required by statute as well as comprehensive public liability insurance covering the Premises and their surrounding areas and naming Landlord as an additional insured in such amounts as Landlord may from time to time reasonably require. The initial liability coverage under Tenant’s comprehensive public liability insurance shall not be less than One Million Dollars ($1,000,000) for any one person injured or killed, Two Million Dollars ($2,000,000) for injury or death to persons in any one incident and Five Hundred Thousand Dollars ($500,000) for damage to property in any one incident (“Initial Coverage”). Said comprehensive public liability insurance shall also contain cross liability endorsements and insure performance by Tenant of the indemnity provisions provided above. The limits of said insurance shall not, however, limit the liability of Tenant under the first paragraph of this Article. The originals of all policies shall remain in possession of Tenant; provided, however, that Landlord shall have the right to receive from Tenant, upon written demand, a duplicate policy or policies of any or all policies. All policies of insurance shall provide that such insurance will not be canceled or subject to reduction of coverage or other modification except after thirty (30) days written notice to Landlord. Tenant shall furnish policy renewals to Landlord not less than ten (10) days prior to the expiration of any policy required hereunder. Landlord shall keep the Building insured with comprehensive public liability and property insurance in such amounts and with such deductibles as from time to time are typical for office buildings like the Building, and at the Commencement Date Landlord’s public liability coverage shall be at a minimum in the amounts of the Initial Coverage. All insurance policies procured shall be issued by a responsible company or companies authorized to do business in the State of Arizona and reasonably satisfactory to Landlord.

ARTICLE 17. DENIAL OF SUBROGATION RIGHTS

Neither Landlord nor Tenant shall be liable to the other for any business interruption or any loss or damage to property or injury to or death of persons occurring on the Premises, or in any manner growing out of or connected with the Tenant’s use and occupation of the Premises, or the condition thereof whether or not caused by the negligence or other fault of the Landlord or the Tenant, or of their respective agents, employees, subtenants, licensees, or assignees. This release shall apply only to the extent that such business interruption, loss or damage to property, or injury to or death of persons is covered by insurance, regardless of whether such insurance is payable to or protects the Landlord or the Tenant or both. Nothing in this Article shall be construed to impose any other or greater liability upon either Landlord or Tenant than would have existed in the absence of this Article. This release shall be in effect only so long as the applicable insurance policies contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies.

ARTICLE 18. SERVICES

Landlord agrees to furnish to the Premises during reasonable hours of generally recognized business days, which hours and days shall be determined by Landlord and subject to the Building Rules and Regulations, water and electricity suitable for the use of the Premises and five-day janitorial service. Tenant may have its own janitorial service but Tenant agrees to pay for the total cost of such service. Landlord shall maintain the common stairs, corridors, entries, and toilet rooms in the Building in a safe, neat and clean condition. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rent by reason of Landlord’s failure to furnish any of the foregoing when such failure is caused by accidents, breakage, repairs, strikes, labor disturbances of any character, governmental order, material shortages, energy or fuel shortages, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord, so long as Landlord acts with reasonable diligence to correct the failure to furnish such service after receiving written notice of the absence of such service. Landlord shall not be liable under any circumstances for loss of or injury to property occurring through or in connection with or incidental to Landlord or Landlord’s agents’, contractors’ or employees’ failure to furnish any of the foregoing services, except in the instance of Landlord’s willful misconduct. Wherever heat generating machines or equipment are used in the Premises which materially affect the temperature otherwise maintained by the air conditioning systems, Landlord reserves the right to install supplementary air conditioning units in the Premises or Building and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord as additional rent upon demand by Landlord. For Tenant’s use of Building’s air conditioning system after 6:00 p.m. on weekdays, after Noon on Saturdays and any time on Sundays and national holidays, Tenant shall pay all costs, not to exceed Ten Dollars ($10) per hour per zone within the Premises.

Tenant will not, without the prior written consent of Landlord, use any apparatus or device in the Premises, including, without limitation, machines using current in excess of 110 volts, e.g., electronic data processing machines, mainframe computers or mini-computers, which will in any way increase the amount of electricity or water usually furnished or supplied for use in the Premises as general office space; nor shall Tenant connect with electric current, except through existing electrical outlets in the Premises, any apparatus, water pipe or other device for the purposes of using electric current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as general office space and shall have obtained the consent of Landlord for such excess use, Landlord may cause a water meter or electric current meter to be installed in the Premises to measure the amount of such excess water or electric current consumed. The cost of any such meters and of installation, maintenance and repair thereof shall be paid by Tenant and Tenant agrees to pay to Landlord as additional rent promptly upon demand therefor the cost of all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility furnishing the same, plus any additional bookkeeping expense in connection therewith.

ARTICLE 19. ENTITY TENANT

If Tenant is a corporation, Tenant shall, at the time of execution of this Lease, deliver to Landlord a certified resolution of its board of directors authorizing the execution of this Lease on behalf of the Tenant. If at any time during the Term of this Lease any part or all of the corporate shares of Tenant shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition, or new shares shall be issued, so as to result in a change in the present effective voting control of Tenant by the person or persons having such control as of the date of this Lease, Tenant shall promptly notify Landlord, in writing of such change, and Landlord may terminate this Lease at any time within ninety (90) days after receipt of such notice by giving Tenant not less than thirty (30) days prior written notice of such termination. The preceding sentence shall not apply in the instance of Tenant’s ESOP or of Tenant’s succession plan, for so long as James O’Connor retains management control of Tenant while he is alive, affiliated with Tenant and able-bodied.

If Tenant is a partnership or limited liability company, Tenant shall, at the time of execution of this Lease, deliver to Landlord a copy of the partnership or operating agreement and any amendments thereto establishing the partnership or limited liability company, designating all of the partners or members therein evidencing the authority of the partnership or limited liability company to enter into this Lease, designating the person or persons authorized to execute this Lease on behalf of the partnership or limited liability company, and indicating the persons having effective operating control of the partnership or limited liability company. If at any time during the Term of this Lease more than twenty-five percent (25%) of the general partnership or membership interests in Tenant are transferred by sale, assignment, bequest, inheritance, operation of law or other disposition, or if new partners or members shall be admitted so as to result in a change in the effective operating control of Tenant by the person or persons having such control as of the date of this Lease, Tenant shall promptly notify Landlord in writing of such change, and Landlord may terminate this Lease within ninety (90) days after receipt of such notice by giving Tenant not less than thirty (30) days prior written notice of such termination.

ARTICLE 20. HOLDING OVER

Tenant shall not hold over after the termination or expiration of this Lease without Landlord’s written consent. If Tenant holds possession of the Premises after the Term of this Lease with Landlord’s consent, Tenant shall become a tenant from month to month upon the terms herein specified except at a rental rate to be determined by Landlord. In no event shall such rental rate be less than one hundred fifty percent (150%) of the rental rate in effect immediately prior to the expiration of the Term of this Lease. The rent shall be payable in advance on or before the first day of each month. Tenant shall continue in possession until such tenancy shall be terminated by either Landlord or Tenant giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination.

ARTICLE 21. ENTRY BY LANDLORD

Landlord shall have the right to enter the Premises at any time to inspect the same or to cure any default (including a breach of the Building Rules and Regulations), to supply any service to be provided by Landlord hereunder, to submit the Premises to prospective purchasers, tenants or mortgagees, to post notices of non-responsibility, and to alter, improve or repair the Premises and any portion of the Building without abatement of rent, and may for the purposes of repair and alteration erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord’s entry for any of the aforesaid purposes, so long as Landlord’s interference with Tenant’s business is not unreasonable.

For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors upon the Premises, excluding Tenant’s vaults, and Landlord shall have the right to use any and all means to open said doors in an emergency in order to obtain entry to the Premises and any such entry to the Premises obtained by Landlord shall not under any circumstances constitute forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof. Landlord shall not be liable for the consequences of admitting by passkey or refusing to admit to the Premises Tenant or any agent or employee of Tenant.

ARTICLE 22. DEFAULT

Notwithstanding anything to the contrary herein, Tenant shall not be deemed to be in default or breach under this Lease except in the case of the occurrence of any of the following events of default by Tenant: (a) the failure of Tenant to pay rent (including additional rent) or any part thereof or any other sums payable pursuant to this Lease as and when due hereunder; (b) the failure of Tenant to observe or perform any of the covenants or agreements contained in this Lease to be observed or performed by Tenant, other than those described in Article 22(a) hereof, where such failure shall continue for thirty (30) days after written notice of such failure from Landlord, provided, if the nature of the default requires more than thirty (30) calendar days to cure, Tenant has commenced the cure within such period and diligently pursues the cure thereafter, Tenant shall have a longer period, not to exceed a total of ninety (90) calendar days, to complete the cure; (c)(i) the making by Tenant of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within ninety (90) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets or of Tenant’s interest in this Lease where possession is not restored to Tenant within sixty (60) days; or (iv) the attachment, execution or judicial seizure of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; (d) the default by Tenant under any other lease agreement between Landlord and Tenant; (e) the passage or other devolution of Tenant’s interest in this Lease to any person or entity except that named as Tenant herein, by law or otherwise, without the prior written consent of Landlord; (f) the vacating or abandoning the Premises by Tenant for more than thirty (30) days; or (g) the discovery by Landlord that any financial statement given to Landlord by Tenant, any assignee of Tenant, any subtenant of Tenant, or any successor in interest of Tenant, or any of them, was materially false. Notwithstanding Article 22(a) above, on the first instance in any twelve (12) consecutive month period of the event described in Article 22(a) above, Tenant shall not be in default if Tenant pays its rent on or before the second (2nd) business day following the receipt of written notice of late payment from Landlord.

ARTICLE 23. REMEDIES

In the event of any such material default or breach by Tenant that is not fully cured within the applicable cure periods set forth in this Lease, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

(a)             Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damage incurred by Landlord by reason of Tenant’s breach or default including, but not limited to the cost of recovering possession of the Premises; expenses of reletting, including the cost of necessary renovation and alteration of the Premises, reasonable attorneys’ fees and any real estate commissions actually paid; the amount by which the total of the unpaid rent and other sums due hereunder for the balance of the term hereof exceeds the total amount of the greater of (i) any payments of like character to be received by Landlord from any subsequent tenant or tenants or (ii) the fair market rental value of the Premises during the same period; and that portion applicable to the unexpired term of this Lease of any commission paid by Landlord to a real estate broker or agent as a result of this Lease;

(b)             Maintain Tenant’s right to possession in which event this Lease and all obligations of Tenant hereunder shall continue in effect, except that the Landlord, at its option, may give notice to Tenant that all of the rent to become due during the Term hereof (reduced to present value by applying a discount factor of five percent (5%), compounded annually), less the greater of (i) any sums obtained by reletting the Premises or (ii) the fair market rental value of the Premises during the same period, is due and payable immediately, in which event Tenant shall pay the sum within ten (10) days of receipt of such notice;

(c)            Re-enter the Premises without terminating this Lease and relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to said Premises. Rentals received by Landlord from such reletting shall be applied as follows: first, to the payment of the cost of such reletting as more specifically set forth in subsection (1) above; second, to the payment of the cost of any alterations and repairs to the Premises; third, to the payment of any indebtedness, other than rent, due hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder, Should such rentals received from such reletting during any month be less than that agreed to be paid during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, the costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach, and

(d)           Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Arizona.

Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amounts of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Building or any part thereof. Accordingly, if any such payment due from Tenant shall not be received by Landlord within five (5) business days after notice is provided to Tenant that it is due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay such rent and/or other charges when due hereunder. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

ARTICLE 24. DAMAGE OR DESTRUCTION

Except as otherwise provided in this Lease, in the event the Premises or the Building are damaged by fire or other casualty covered by Landlord’s insurance, such damage shall be repaired by and at the expense of Landlord and this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall materially interfere with Tenant’s business.

In the event such repairs cannot, in the reasonable opinion of Landlord, be substantially completed within sixty (60) days after the occurrence of such damage (without the payment of overtime or other premiums), Landlord may, at its option, exercisable by giving written notice to Tenant within thirty (30) days after the occurrence of such damage, make such repairs within a reasonable time and shall proceed to make such repairs with reasonable dispatch. In such event, this Lease shall continue in full force and effect and the rent payable by Tenant hereunder shall be determined as provided in the first paragraph of this Article. In the event Landlord does not elect to repair the damage, as provided above, either Landlord or Tenant, by written notice given to the other within ten (10) additional days, may terminate this Lease effective as of the date of the occurrence of such damage. In the event Landlord terminates this Lease, pursuant to this Article, all proceeds of Landlord’s insurance shall belong to and become the sole property of Landlord. In the event such repairs are not completed within one hundred eighty (180) days after the occurrence of such damage, then either party may terminate this Lease.

In the event of (a) damage to or destruction of five percent (5%) of the Premises insurable replacement value or of twenty-five percent (25%) or more of the then insurable replacement value of the Building, as applicable, from any cause not covered by insurance, or (b) a declaration of any governmental authority that the Premises or the Building are unsafe or unfit for occupancy and would require repairs exceeding twenty-five percent (25%) or more of the then insurable replacement value of the Building, Landlord shall have the right to terminate this Lease by written notice to Tenant given within thirty (30) days after the date of such damage, destruction or declaration. Upon the giving of any such notice, this Lease shall terminate. In the event of damage to or destruction of all or any portion of the Premises or the Building to an extent less than five percent (5%) of the then insurable replacement value of the Premises or the Building, as applicable, from any cause not covered by insurance, or in the event Landlord does not elect to terminate this Lease in accordance with this paragraph, the Lease shall remain in full force and effect except that rent shall be proportionately reduced as provided above and the Premises shall be repaired and rebuilt with reasonable dispatch.

Notwithstanding anything to the contrary contained herein, in the event the Premises or the Building shall be damaged by fire or other casualty due to the grossly negligent or willful acts of Tenant or its agents, officers, employees, contractors, servants or occupants and the Lease is not terminated as hereinabove provided, then, without prejudice to any other rights and remedies of the Landlord, there shall be no abatement of rent.

With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant waives the provisions of Arizona Revised Statutes Section 33-343 (which Section deals with Tenant’s right to termination in the event of damage to or destruction of the Premises).

Landlord shall not under any circumstances be required to make any repairs to or replacements of any paneling, decoration, office fixtures, railings, ceilings or floor coverings, partitions or any other property installed in the Premises by Tenant.

ARTICLE 25. EMINENT DOMAIN

If at any time during the Term of this Lease the entire Premises or any part thereof shall be taken as a result of the exercise of the power of eminent domain or sold under threat of the exercise of such power (a “taking”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes possession or title, whichever occurs first.

If all or any substantial portion of the Premises, or any portion of the Building other than the Premises, shall be taken, Landlord may terminate this Lease, at its option, by giving Tenant written notice of such termination within thirty (30) days of such taking. If all or a portion of the Premises in excess of twenty percent (20%) of the floor area thereof shall be taken with the result that Tenant’s use of the Premises is substantially impaired, Tenant may terminate this Lease at its option by giving Landlord written notice of such termination within thirty (30) days of such taking. If neither party terminates this Lease pursuant to this Article, this Lease shall remain in full force and effect except that the rent payable by Tenant hereunder shall be reduced in the same proportion as the floor area taken in the Premises bears to the total floor area in the Premises.

Landlord shall be entitled to and Tenant hereby assigns to Landlord the entire amount of any award or payment made in connection with a taking; provided, however, that Tenant shall be entitled to any payment or award attributable to the taking of removable personal property or trade fixtures belonging to Tenant.

ARTICLE 26. SUBORDINATION: ATTORNMENT

This Lease, at Landlord’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building or any part thereof and to any and all advances made on the security thereof and to all renewals, modifications, consolidation replacements and extensions thereof, including that certain Ground Lease dated June 4, 1980 relating to the land on which the Building is located, as amended by that certain First Amendment to Ground Lease dated December 17, 1980, that certain Second Amendment to Ground Lease dated August 14, 1989 and that certain Third Amendment to Ground Lease executed in 1995 but undated (as amended, the “Ground Lease”). If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease regardless of whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, so long as such document(s) contain commercially reasonable assurances that the other party shall not disturb Tenant’s tenancy and by failing to do so within ten (10) days after written demand therefor shall automatically make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead to do so.

Tenant agrees that in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust affecting the Premises whether or not the Lease is terminated by such foreclosure or sale, Tenant will, upon request by the purchaser, attorn to the purchaser under any such foreclosure or sale and recognize such purchaser as Landlord under this Lease, so long as such purchaser grants to Tenant non-disturbance assurances.

For the first ten years of Tenant’s occupancy of the Premises under this Lease, Landlord will not allow the Ground Lease to be terminated unless Landlord has obtained for Tenant from the then ground lessor under the Ground Lease a non-disturbance agreement reasonably acceptable to Tenant and such ground lessor. If Landlord fails to obtain such a non-disturbance agreement for Tenant’s benefit from the ground lessor under the Ground Lease and Landlord terminates the Ground Lease, then notwithstanding the provisions of Article 29 or any other provision limiting Landlord’s liability to Tenant hereunder, Landlord shall be personally liable to Tenant to the extent of any loss or damage incurred by Tenant as a result thereof. The parties acknowledge that this paragraph shall have no force or effect after the first ten years of this Lease.

ARTICLE 27. NOTICES

All notices, demands, consents and statements which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be personally delivered or sent by United States certified mail, postage prepaid and addressed to Tenant at the address set forth herein. All notices and demands by Tenant to Landlord shall be personally delivered or sent by United States certified mail, postage prepaid, addressed to Landlord at the address set forth herein. Either party may change its address by notice given to the other in the manner set forth in this paragraph. Notices, demands, and statements shall be deemed given and received when personally delivered or two (2) days after they are mailed as above provided.

ARTICLE 28. LANDLORD’S RIGHT TO CURE DEFAULTS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and, except as otherwise specifically provided herein, without any abatement of rent. If Tenant shall fall to pay any sum of money owing to a party other than Landlord required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, after the lapse of any cure period set forth herein (except there shall be no cure period with regard to Hazardous Substance cleanup and remediation caused by Tenant or its assignees, sublessees or Premises occupants, it being understood that any release caused by Tenant or its assignees, sublessees or Premises occupants must be addressed on the same business day as it is identified, failing which Landlord may intervene), Landlord may, but shall not be obligated to and without waiving any rights of Landlord or releasing Tenant from any obligations of Tenant hereunder, make such payment or perform such other act, to be made or performed by Tenant hereunder. Tenant covenants to reimburse Landlord for such sums and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of any sums due Landlord hereunder. All sums so paid or expenses incurred by Landlord and all necessary incidental costs together with interest thereon at the rate of fifteen percent (15%) per annum from the date of such payment by Landlord until paid shall be considered as rent owing hereunder and shall be payable to Landlord on demand or, at the option of Landlord, may be added to any rent then due or thereafter becoming due under this Lease.

ARTICLE 29. DELAYS. DEFAULT BY LANDLORD

Landlord shall not be responsible for any delay or failure in the observance or performance of any term or condition of this Lease to be observed or performed by Landlord to the extent that such delays result from action or order of governmental authorities: civil commotions; strikes, fires, acts of God or the public enemy; act or default of any Tenant in the Building; inability to procure labor, material, fuel, electricity, or other forms of energy; or any other cause beyond the reasonable control of Landlord, whether or not similar to the matters herein specifically enumerated. Any delay shall extend by like time any period of performance by Landlord and shall not be deemed a breach of or failure to perform this Lease or any provisions hereof.

In the event of any default under this Lease by Landlord, Tenant, before exercising any rights that it may have at law to cancel this Lease, shall have given notice of such default to Landlord and shall have offered Landlord a reasonable opportunity to correct and cure the default. Tenant also agrees to give the holders of any mortgages or deeds of trust (“mortgagees”) by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees. Tenant further agrees that if Landlord shall have failed to cure or commence to cure such default within the aforesaid time limit, then the mortgagees shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within thirty (30) days any mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

Except as otherwise expressly set forth in this Lease, Tenant agrees and understands that Tenant shall look solely to the estate and property of Landlord in the Premises and Building including, but not limited to, all rents, profits and proceeds therefrom, for the enforcement of a Judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of default, breach or event of default of Landlord in performance of its obligations under this Lease, it being intended that there will be absolutely no personal liability on the part of any other assets of Landlord or its investors or of Landlord’s members or managers.

ARTICLE 30. TRANSFER OF LANLORD’S INTEREST;

In the event Landlord transfers its reversionary interest in the Premises or the Building (other than a transfer for security purposes only), Landlord shall be relieved of all obligations accruing hereunder after the effective date of such transfer, including, but not limited to, the return of the Security Deposit or other funds held by Landlord, provided that such obligations have been expressly assumed in writing by the transferee.

Tenant agrees at any time and from time to time upon ten (10) days prior request by the Landlord, to execute, acknowledge and deliver to the Landlord a statement in writing certifying that this Lease Is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the rent and any other charges have been paid in advance, if any, and acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement delivered pursuant to this paragraph may be conclusively relied upon by any prospective purchaser, mortgagee or assignee of any mortgage of the Premises or the Building.

If Tenant fails to deliver such statement within such time, any prospective purchaser or encumbrance holder may conclusively assume: (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one month’s rent and no other charges have been paid in advance, and such failure shall constitute a material default by Tenant under this Lease.

If Landlord desires to finance, refinance or sell the Building or any part thereof, Tenant hereby agrees to deliver to any prospective lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by such prospective lender or purchaser. Such statements shall include the past three years’ financial statements of Tenant. All such financial statements shall be received in confidence and shall be used only for the purposes herein set forth.

ARTICLE 31. SUCCESSORS AND ASSIGNS

Subject to all limitations on assignment and subletting set forth herein, all of the terms and provisions of this Lease shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

ARTICLE 32. ATTORNEYS’ FEES

Should either party be required to commence legal proceedings relating to this Lease, the prevailing party shall be entitled to receive reimbursement for its reasonable attorneys’ fees and costs of suit.

ARTICLE 33. OPTION TO RENEW

Provided that no Event of Default exists at the time of exercise, Tenant shall have the right to extend the Lease Term for a single period of five (5) years, beginning upon the expiration of the initial Lease Term. If Tenant desires so to extend the Lease Term, Tenant shall give written notice of its intention at least two hundred seventy (270) calendar days in advance of the Termination Date to Landlord. The foregoing right shall exist so long as (i) no Event of Default exists at the time of exercise, (ii) Tenant timely and properly gives notice to Landlord of its Intention to extend the Lease Term, and (iii) Tenant will use the Premises for the uses specified in Article 8 hereof. Such extension of the Lease Term will be on the same terms, covenants and conditions as in this Lease, other than rent. Rent will be the fair market fixed rent rate of the Premises, as reasonably determined by Landlord in relation to comparable (in quality, location and size) space located in the proximity of Camelback Road between 32nd and 40th Streets, taking into account length of the term, tenant improvement allowances, commissions to be paid, operating expense stops, etc. Landlord’s determination of such fair market monthly fixed rent rate will be delivered to Tenant not later than thirty (30) days after Landlord receives Tenant’s exercise notice. If Tenant disputes Landlord’s determination of the fair market fixed rent rate of the Premises for the extension of the Lease Term, Tenant will deliver notice of such dispute. The parties will then attempt in good faith to agree upon such fair market fixed rent rate. If Landlord and Tenant fail to agree within fifteen (15) days thereafter, they will within seven (7) days thereafter mutually appoint an appraiser to determine the fair market fixed rent rate. The appraiser must have at least five (5) years of full-time commercial appraisal experience, be a member of the American Institute of Real Estate Appraisers and not have worked for either Landlord or Tenant in the past five (5) years. If Landlord and Tenant are unable to agree upon an appraiser within such seven (7) day period, the parties will within five (5) days thereafter apply to the president of the local Board of Realtors for the selection of an appraiser, who has not acted in any capacity of either party within the prior two (2) years. Within seven (7) days of the appointment (either by agreement or neutral selection) of the appraiser, Landlord and Tenant will submit to the appraiser their respective determinations of the fair market fixed rent rate and any related information. Within twenty (20) days thereafter, the appraiser will review each party’s submittal (and such other information as the appraiser deems necessary) and will determine the fair market fixed rent rate to be used for the extension of the Lease term as the rent rate, provided, however, in no event shall the annual fixed rent be less than the fixed rent for the last year of the Initial term hereof. Tenant will pay upon demand to Landlord one-half (1/2) of the cost of the appraisal and Landlord will then pay the appraiser in full.

ARTICLE 34. DISPOSITION OF TENANTS PROPERTY

Any and all of Tenant’s property which may be removed from the Premises by Landlord pursuant to the provisions of this Lease or of law, shall be handled, removed and stored by Landlord at the sole risk, cost and expense of Tenant. Tenant shall pay to Landlord, within five. (5) days of written demand by Landlord given to Tenant, any and all charges for storage of such property incurred by Landlord. Any such property of Tenant not removed from the Premises or retaken from storage by Tenant within fifteen (15) days after Tenant’s right to possession of the Premises has terminated shall be conclusively considered to have been abandoned by Tenant and shall become the property of Landlord with Landlord in its sole discretion having the right to sell or otherwise dispose of such property without further liability to Tenant therefor.

ARTICLE 35. COMMISSIONS

Tenant represents and warrants that it has not entered into any contracts with any brokers or finders, or obligated itself to pay any real estate commissions or finders’ fees on account of the execution of this Lease or the transaction contemplated hereby except for Lee & Associates (Michael Garlick). Landlord represents and warrants that it has not entered into any contracts with any brokers or finders, or obligated itself to pay any real estate commissions or finders’ fees on account of the execution of this Lease or the transaction contemplated hereby, except for Lee & Associates (R. Craig Coppola), to whom Landlord shall pay a commission under a separate agreement that provides for payment to Tenant’s broker identified in this Article. Based on such representations and warranties, each party hereby agrees to indemnify, defend and hold the other party harmless from and against all claims, damages, expenses, liabilities, liens or judgments (including costs, expenses and attorneys’ fees in defending the same) which arise on account of any claim made against the indemnifying party that real estate commissions or finders’ fees are payable and have not been discharged in their entirety.

ARTICLE 36. SURRENDER OF PREMISES

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subtenancies.

ARTICLE 37. WAIVER

No waiver of any term, covenant, condition, or obligation of this Lease, or any breach thereof, shall be effective unless granted in writing. The waiver by Landlord of any term, covenant, condition or obligation herein contained or any breach thereof shall not be deemed to be a waiver of any other term, covenant, condition or obligation herein contained. The subsequent acceptance of rent hereunder by Landlord shall not constitute a waiver of any preceding breach by Tenant, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

ARTICLE 38. GOVERNING LAW

This Lease shall be governed by and construed in accordance with Arizona law, and the invalidity or unenforceability of any provision of this Lease shall not affect or impair the validity of any other provision hereof.

ARTICLE 39. DEFINITIONS AND MARGINAL HEADINGS

The term “Tenant” as used herein shall include the plural as well as the singular and shall include the masculine, feminine and neuter. If there is more than one Tenant, the obligations of Tenant hereunder shall be joint and several. Article headings in this Lease are for convenience only and shall not define or limit the scope or intent of any provision hereof.

ARTICLE 40. TIME OF ESSENCE

Time is of the essence of this Lease and each and every provision hereof.

ARTICLE 41. PARKING

Tenant hereby also rents up to nine (9) reserved parking spaces in the garage parking area adjoining the Building. From and after the Commencement Date, the rent for such reserved spaces during the initial term shall be Fifty Dollars ($50) per month per reserved stall. Covered unreserved parking shall at all times during the initial Term shall be available for rent by Tenant at the rate of Twenty-Five Dollars ($25) per month per unreserved stall up to fifteen (15) stalls. Landlord shall have the right to designate where such parking spaces shall be located, but shall not, except for reserved spaces, be required to mark specific spaces. Landlord shall have the further right to double deck any surface parking areas from time to time during the Term of this Lease. If additional garage parking is requested by Tenant during the Term of this Lease, Landlord shall make such space available to Tenant, on the terms, conditions and rates then applicable to the other garage parking spaces, if in Landlord’s sole discretion adequate garage parking is available to the other tenants in the Building. If Tenant does not use all nine (9) reserved stalls by December 31, 2001, then Tenant nonetheless shall pay rent on at least six (6) reserved stalls beginning January 1, 2002, Tenant shall not have the right to assign or sublet its interest in any of parking stalls without the prior written consent of Landlord. All parking spaces rented by Tenant shall be considered part of the Premises for the purposes of Tenant’s obligations and Landlord’s rights under Articles 8, 9, 10, 14, 16 and 17 hereof, and the rental owing for such spaces shall be considered additional rent under the Lease. The parking areas referred to herein, except for reserved spaces, shall be used on a non-exclusive basis with occupants of the Building.

Tenant also acknowledges that there are parking spaces in an uncovered parking area adjoining the Building. Visitors of the Building may park in such spaces without charge; provided, however, if at any time after the conclusion of the initial term, validated parking becomes, in the opinion of Landlord, common practice among similar offices in the vicinity of the Building, Tenant shall participate in such validated parking on the same basis as other Tenants in the Building and Landlord shall charge a competitive parking charge for such spaces.

Tenant’s use of all parking areas shall be subject to any rules and regulations relating thereto included from time to time in the Building Rules and Regulations, including regulations governing the designation of specific parking spaces for use by Tenant and its guests and invitees, the hours during which such parking spaces may be used, the size of such parking spaces, and the traffic flow in the parking areas. Landlord shall not be responsible for any vandalism or other damages from any cause occurring to automobiles or their contents while located in such parking spaces or while moving in the parking area. Landlord agrees to maintain a ratio of at least 3.5 stalls per 1,000 square feet of rentable area in the Building at all times during the term hereof.

ARTICLE 42. COVENANTS AND CONDITIONS

Each provision of this Lease to be performed by Tenant shall be deemed both a covenant and a condition.

ARTICLE 43. RECORDING

Tenant shall not record this Lease without Landlord’s prior written consent, and such recording shall, at the option of Landlord, constitute a non-curable default by Tenant. Tenant shall, upon request of the Landlord, execute, acknowledge and deliver to Landlord a “short form” memorandum of this Lease for recording purposes.

ARTICLE 44. INTEREST ON PAST DUE OBLIGATIONS

Any amount due Landlord not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the date due or, if said rate is not a lawful one, the highest rate permitted by law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges assessed against Tenant.

ARTICLE 45. SEVERABILlTY

The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

ARTICLE 46. PERSONAL PROPERTY TAXES

Tenant shall pay when due all taxes assessed against and levied upon tenant alterations and any property of Tenant contained in, on or about the Premises or any part thereof. When possible, Tenant shall cause all such taxes to be levied and assessed separately from taxes upon the Premises.

ARTICLE 47. EXPANSION RIGHT

During the initial term of this Lease or renewal period, as a space is vacated by its then tenant, if Landlord shall desire to lease the adjoining unleased space in the Building (the “Expansion Space”), Landlord, if Tenant is not then in default hereunder beyond any applicable cure period, and subject to any existing rights of expansion or of first refusal possessed by any person, shall promptly transmit to Tenant in writing the basic terms and conditions of its intended Expansion Space leasing offer. Tenant shall have five (5) business days after receipt of Landlord’s notice to indicate to Landlord in writing Tenant’s agreement to lease the

Expansion Space on the basic terms and conditions stated in Landlord’s notice, and if Tenant so agrees, Landlord shall lease the Expansion Space to Tenant on the basic terms and conditions stated in the notice. The non-monetary terms of the Expansion Space lease shall mirror the terms hereof (except with regard to renewal options), but the termination date with respect to the Expansion Space shall be coextensive with the Termination Date hereof in any event.

If Tenant does not indicate its agreement with said five (5) business days, Tenant’s right of first opportunity on the Expansion Space described in Landlord’s notice shall expire and forever be of no further force and effect; provided, however, in the event Landlord intends to accept an offer to lease the Expansion Space at a rental rate which is less than 95% of the rental rate offered to Tenant pursuant to this Article 47, Landlord shall first offer such space to Tenant at the lower price pursuant to this Article prior to accepting any such offer.

ARTICLE 48. SIGNS AND COMMUNICATIONS FACILITIES

A.            Signs.

Tenant shall be entitled to “building standard” signage for the suite entry door and Building tenant directory, but Tenant may not have any other signage of any kind except as follows;

1.             In the event Landlord decides to permit additional Building exterior wall signs for tenants, Tenant shall be permitted to have a sign with dimensions in proportion to its square footage relative to the square footage of other Building tenants which, as of the Commencement Date, do not have exterior wall signs, so long as Tenant’s wall sign is approved in all respects by the City of Phoenix. Tenant shall pay all costs of the application for a Phoenix wall sign permit, all costs of sign design and installation, and all damage-repair costs associated with installation and removal of the wall sign at the termination of this Lease. If Landlord decides to permit additional Building wall signs but Phoenix will not permit multiple additional tenants to have wall signs on the Building, Tenant’s priority for wall sign Installation shall be below that of (a) existing tenants having wall signs and (b) any other tenant that does not then have a wall sign, leases a larger premises than the Premises and wants a wall sign. Nothing in this Article shall constitute a promise or agreement by Landlord that Tenant ever shall have a wall sign on the Building exterior.

2.             In the event Landlord decides (and Phoenix approves Landlord’s request) to ‘install a monument sign on the exterior of the Building, Tenant shall be permitted to have a sign panel with dimensions in proportion to its square footage relative to the square footage of other Building tenants that desire to have a panel on such monument sign. Tenant shall pay all costs of any monument sign permit, all costs of fabricating and installing the panel, and all damage-repair costs associated with installing (unless Landlord performs the installation) and removing the panel at the termination of this Lease. In the event responses to Landlord’s invitation for panel erection on a monument sign exceed the available number of bins for panels, Tenant’s priority for installing its panel shall be below that of all affirmatively-responding tenants of the Building having larger premises than Tenant’s other than tenants that have wall signage at such time, it being agreed that Tenant’s priority for monument signage shall be greater than any other tenants of the Building then having wall signage. Nothing in this Article shall constitute a promise or agreement by Landlord that Tenant ever shall have a monument sign panel installed.

B.            Communications; Equipment.

Landlord and Tenant acknowledge that, as a condition to the effectiveness of this Lease, on or before the Commencement Date Tenant requires a satellite dish to be mounted on the roof of the Building and cabling from such satellite dish to Tenant’s Premises to make its contemplated system operational. If Tenant desires to install a satellite dish or any other equipment related to fixed wireless, local telephony, broadband infrastructure and similarly, purposed communications services (collectively, the “apparati”) on the roof of the Building, the following requirements shall be observed;

(a)            The apparati and all cabling, wiring, risers and similarly-purposed installations appurtenant to the apparati, whether located on the roof or elsewhere in the Building (collectively, the “Wiring”) shall in all respects concerning dimensions and aesthetics (including screening) comply with the City of Phoenix Zoning Ordinance.

(b)            Tenant shall have access to the Building roof only through the licensed and bonded contractor(s) it hires to install the apparati and Wiring. Such contractor shall coordinate all installation with the Building manager.

(c)            The location of the apparati and Wiring shall be approved in advance by Landlord. The location of the apparati on the Building roof is subject to change in the sole discretion of Landlord; provided, however, any relocation of the apparati at Landlord’s request shall not adversely affect the transmission and reception of communications signals for Tenant’s purposes. Landlord shall pay the cost of any re-location of the apparati (and for any extension or replacement of Wiring needed) that Landlord requires after initial placement on the roof, and Landlord shall pay for any damage done to the roof, the Building or the apparati caused by such Landlord-required re-location. In all events, the apparati and Wiring used by Tenant will not be interfered with by Landlord during American financial market business hours on business days.

(d)            Tenant shall be responsible for all damage to the roof or Building caused by the installation or removal by Tenant of the apparati and Wiring, subject only to the terms of subparagraph (c) above pertaining to re-location obligations.

(e)            On or before thirty (30) days prior to the scheduled expiration of this Lease, or within ten (10) days after any other termination of this lease, Landlord may elect by written notice to Tenant to:

(i) Retain any or all Wiring;

(ii) Remove any or all such Wiring and, to the extent affected only by such removal, restore the Premises and risers to their condition existing prior to the installation of the Wiring (“Wire Restoration Work”), and Landlord shall perform such Wire Restoration Work at Tenant’s sole cost and expense within fifteen (15) business days of the Termination Date; or

(iii) Require Tenant to perform the Wire Restoration Work at Tenant’s sole cost and expense, within fifteen (15) business days of the Termination Date, as same may be extended or truncated.

(f)            The provisions of this Article 48B shall survive the expiration or sooner termination of the Lease.

(g)           In the event Landlord timely elects to retain the Wiring (pursuant to subparagraph (e)(i) hereof), Tenant covenants that:

(i) Tenant shall be the sole owner of such Wiring, that Tenant shall have the right to surrender such Wiring, and that such Wiring shall be free of all liens and encumbrances; and

(ii) Tenant shall not thereafter take any action which adversely affects the Wiring.

(h)           Notwithstanding anything to the contrary in Article 4, Landlord may retain Tenant’s Security Deposit after expiration or sooner termination of the Lease until the earliest of the following:

(i) Landlord elects to retain the Wiring pursuant to subparagraph (e)(i), if applicable;

(ii) Landlord elects to perform the Wire Restoration Work pursuant to subparagraph (e)(ii), the Wire Restoration Work is complete, and Tenant has fully reimbursed Landlord for all costs related thereto; or

(iii) Landlord elects to require the Tenant to perform the Wire Restoration Work pursuant to subparagraph (e)(iii), the Wire Restoration Work is complete, and Tenant has paid for all costs related thereto.

In the event Tenant fails or refuses to pay all costs of the Wire Restoration Work within ten (10) days of Tenant’s receipt of Landlord’s notice (accompanied by Landlord’s contractor’s invoices) requesting Tenant’s reimbursement for or direct payment of such costs, Landlord may apply all or any portion of Tenant’s Security Deposit toward the payment of such unpaid costs relative to the Wire Restoration Work. The application of such Security Deposit by Landlord pursuant to this Article 48B does not constitute a limitation on or waiver of Landlord’s right to seek further remedies under law or equity if the Security Deposit is Insufficient to pay the Landlord in full for the Wire Restoration Work. Notwithstanding anything to the contrary herein, any portion of Tenant’s Security Deposit not applied pursuant to this Article 48B on or before one month after the Termination Date shall be immediately paid by Landlord to Tenant.

ARTICLE 49. ENTIRE AGREEMENT

This Lease, the Building Rules and Regulations, and any addendum attached hereto and executed by the parties, constitute the entire agreement of the parties and supersede all prior agreements or understandings between the parties with respect to the subject matter hereof. No prior agreement or understanding shall be effective. This Lease may not be modified or amended except by written agreement of the parties.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

LANDLORD:			TENANT:

5050 NORTH 40TH ST., L.L.C., an Arizona limited liability company			B.G. ASSOCIATES, INC., an Arizona corporation

By	[ILLEGIBLE]		By	/s/ James H. O’Connor
	Its	MANAGING MEMBER	James H. O’Connor, President/CEO

Address of Tenant prior to the Commencement Date:

P.O. Box 36155 Phoenix, Arizona 85067-6155

Address of Tenant after the Commencement Date:

5050 North 40th Street, Suite 300 Phoenix, Arizona 85018

EXHIBIT “B”

BUILDING RULES AND REGULATIONS

1.             No sign, placard, picture, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building, other than on the inside of the Premises, subject to the second succeeding sentence, or the surrounding area without the written consent of the Landlord being first obtained. If such consent is given by Landlord, Landlord may regulate the manner of display of the sign, placard, picture, advertisement, name or notice. Landlord shall have the right to remove any sign, placard, picture, advertisement, name or notice which has, not been approved by Landlord or is being displayed in a non-approved manner without notice to and at the expense of the Tenant. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside of the Premises; provided, however, that Landlord is to furnish and install building standard window blinds at all exterior windows. Landlord shall have the right to control all internal lighting that may be visible from the Building’s exterior.

2.             The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

3.             The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control thereof and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants; provided, however, that nothing herein contained shall be construed to prevent access by persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

4.             Tenant shall not alter any lock or install any new additional locks or any bolts on any door of the Premises without the written consent of Landlord.

5.             The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

6.             Tenant shall not overload the floor of the Premises, shall not mark on or drive nails, screw or drill into the partitions, woodwork or plaster (except as may be incidental to the

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hanging of wall decorations), and shall not in any way deface the Premises or any part thereof.

7              No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord may designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as shall be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. There shall not be used in any Premises, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

8              Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant, by or as a result of the acts of the janitor, any other employee or contractor of Landlord, or any other person. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services.

9.             Tenant shall not use, keep or permit to be used or kept any noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in anyway with other tenants or those having business in the Building. No animals or birds shall be brought in or kept in or about the Premises or the Building. No tenant shall make or permit to be made any disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises, or with those having business with such occupants, by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors or down the passageways. No cooking shall be done or permitted by Tenant in the Premises.

10.           The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the uses of the Premises for general office purposes. No tenant shall occupy or permit any portion of his Premises to be occupied for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber shop or manicure shop except with prior written consent of Landlord. No tenant shall advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for illegal purposes.

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11.           Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord.

12.           Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for or stringing of wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

13.           All keys to the Building, offices, rooms and toilet rooms shall be obtained from Landlord’s office and Tenant shall not from any other source duplicate or obtain, keys or have keys made. Tenant, upon termination of the tenancy, shall deliver to Landlord the keys to the Building, offices, rooms, and toilet rooms which shall have been furnished and shall pay Landlord the cost of replacing any lost key or of changing the lock or locks opened by such lost key if Landlord deems it necessary to make such a change.

14.           No tenant shall lay linoleum, tile, carpet or other similar floor coverings so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or Invitees, the floor covering shall have been laid.

15.           During all hours on Saturdays Sundays, legal holidays and on weekdays between the hours of 6:00 p.m. and 7:00 a.m. the following day, access to the Building or to the halls, corridors, or stairways in the Building or to the Premises may be refused unless the person seeking access is known to any person or employee of the building in charge and has a pass or is property identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of the Building and property located therein. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during all hours on Saturdays, Sundays, legal holidays and on weekdays between the hours of 6.00 p.m. and 7:00 a.m. the following day, and during such further hours as Landlord may deem advisable for the adequate protection of the Building and the property of its tenants. Anything to the foregoing notwithstanding, Landlord shall have no duty to provide security protection for the Building at any time or to monitor access thereto.

16.           Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and that all water faucets, water apparatus and electricity are entirely shut off before Tenant or Tenant’s employees leave the Building. Tenant shall be responsible for any damage to the Building or other tenants caused by a failure to comply with this rule.

17.           Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

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18.           Any requests of Tenant will be considered only upon application at the office of Landlord. Employees of Landlord shall not be requested to perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

19.           No vending machine shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

20.           Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and the street address of the Building of which the Premises are a part.

21.           Tenant agrees that it shall comply with all fire regulations that may be issued from time to time by Landlord and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to fire regulations.

22.           Landlord reserves the right by written notice to Tenant to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in Landlord’s judgment, it is necessary, desirable or proper for the best interest of the Building or its tenants, in accordance with the Lease.

23.           Tenant shall not disturb, solicit, or canvas any occupant of the Building and shall cooperate to prevent same.

24.           Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promotion or advertising the business of Tenant except as Tenant’s address.

25.           Tenant shall be entitled to use the number of parking spaces provided in the lease during working hours, the exact location of which shall be designated by Landlord. Tenant shall not park in driveways or loading areas nor reserved parking spaces of other tenants. Landlord or its agents shall have the right to cause to be removed any car of Tenant, its employees or agents that may be parked In unauthorized areas, and Tenant agrees to save and hold harmless Landlord, its agents and employees from any and all claims, losses, damages and demands asserted or arising in respect to or in connection with the removal of any such vehicle and for all expenses incurred by Landlord in connection with such removal. Tenant will from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees and agents.

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OFFICE 06
OFFICE 07
OFFICE 08
OFFICE 09
OFFICE 10
OFFICE 11
OFFICE 05
OFFICE 04
OFFICE 03
WORK/ 16 COPY
BREAK 15 ROOM VCT-
STORAGE 14
VCT-1
OPEN 13 OFFICE
CONFERENCE 02
RECEPTION 01
COPIER
LIBRARY

NEW FLOOR PLAN

SCALE 1/8"=1'-0"

EXHIBIT “A”

NOV 05 2005

FIRST AMENDMENT TO THE
THE 5050 BUILDING LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT is dated this __ day of October, 2005 (this “Amendment”), is entered into between REG PHOENIX, L.L.C., an Arizona limited liability company (“Landlord”), and B.G. ASSOCIATES, INC., an Arizona corporation (“Tenant”).

RECITALS:

Landlord’s predecessor in interest, 5050 NORTH 40TH STREET, L.L.C., leased to Tenant and Tenant leased from Landlord’s predecessor, on the terms and conditions set forth in that certain 5050 Building Lease dated as of November 22, 2000 (the “Lease”), the premises designated as Suite 300 (the “Premises”), consisting of approximately 5,602 square feet of rentable area within that certain building known as The 5050 Building, situated at 5050 North 40th Street, Phoenix, Arizona (the “Building”). The Lease has a scheduled expiration date of January 31, 2006, and Landlord and Tenant desire to extend the term of the Lease for an additional five (5) years beyond such date, to lapse on January 31, 2011.

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto hereby agree as follows:

AGREEMENT:

1.             Extended Term. The Term of the Lease is extended so that the Termination Date, as defined in the Lease, subject to earlier termination as provided in the Lease, shall be January 31, 2011.

2,             Rent. The annual fixed rent for the Premises during the period of February 1, 2006, through the extended Termination Date shall be as follows:

Year 1: $22.50 per rentable square foot, full service* or $126,045 per year

Year 2: $23.00 per rentable square foot, full service* or $128,846 per year

Year 3: $23.50 per rentable square foot, full service* or $131,647 per year

Year 4: $24.00 per rentable square foot, full service* or $134,448 per year

Year 5: $24.50 per rentable square foot, full service* or $137,249 per year, and

*Each year of fixed rent shall bear transaction privilege tax at the then-prevailing rate, payable by Tenant with each monthly installment of fixed rent.

3. Base Year.

The Base Year for the extension Term shall be calendar year 2006. If during any calendar year the Building is less than fully occupied, to determine Tenant’s Proportionate Share, Direct Expenses fluctuating with Building occupancy shall be “grossed up” to the amount, using commercially reasonable projections, that normally would be expected if the Building were ninety five percent (95%) occupied for that entire calendar year; the load factor of 12.5% shall remain in place

4. Security Deposit.

Anything to the contrary notwithstanding in the Lease, the Security Deposit (no less than $21,941.00) shall be returned to Tenant upon the execution of this amendment, so long as Tenant is not then in default under the Lease.

5. Improvement Allowance.

Landlord shall pay for Tenant’s Interior Improvements upon the presentation of a contractor’s invoices with reasonable supporting documentation in the amount not to exceed Eight Dollars ($8.00) per rentable square foot in the Premises for the extension Term; and any unexpended excess of the allowance over the actual costs of improvements shall be credited to the annual fixed rent In the month and/or months immediately following. Tenant shall submit all Invoices for reimbursement within six (6) months of the date of the commencement of the extension Term. Tenant shall be entitled to use the Improvement Allowance for technology related items including audio/visual equipment, cabling and wiring.

6. Parking Charges.

Tenant’s rent for covered reserved parking spaces during the extension Term shall be Thirty-Five Dollars ($35) per month per reserved stall. Covered unreserved parking shall at all times during the extension Term shall be available for rent by Tenant at the rate of Twenty Dollars ($20) per month per unreserved stall, up to fifteen (15) stalls.

7. Commissions.

Lee & Associates Arizona (Michael Garlick), Tenant’s broker, shall be paid a three percent (3%) fee and Landlord’s broker, Lee & Associates Arizona (Craig Coppola), shall be paid a one and one-half percent (1.5%) fee, based on total lease consideration to be paid during the extension Term, but not for any option that may later be exercised by Tenant, unless and until Tenant remains in occupancy of the Premises after that option period commences in February of 2011.

8. Affirmation.	Except as otherwise set forth in this Amendment, the Lease is ratified, confirmed and approved in all respects.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

LANDLORD:		TENANT:

REG PHOENIX, L.L.C., an Arizona limited liability company as Successor to 5050 NORTH 40TH STREET, L.L.C.		B.G. ASSOCIATES, INC., an Arizona corporation

By	/s/ Robert Gray	By	/s/ James H. O’Connor
	Robert Gray, Manager		James H. O’Connor, President/CEO

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